Exhibit 99.1

Contact:
Ramses Erdtmann
Vice President of Finance
Phone: 408-215-3325

PHARMACYCLICS ANNOUNCES SUBSCRIPTION PRICE FOR RIGHTS OFFERING

SUNNYVALE, Calif., July 15, 2009 Pharmacyclics, Inc. (NASDAQ: PCYC) (the “Company”) announced today that it has set a subscription price of $1.28 per share of its common stock for its previously announced rights offering. An aggregate of approximately 18,750,000 million shares of common stock will be available for purchase in this rights offering for gross proceeds of up to approximately $24 million, less offering expenses, as provided in the prospectus.

The Company previously announced the rights offering will be open to all stockholders of record as of July 15, 2009 (the “Record Date”).  Pursuant to the rights offering, holders of the Company’s outstanding common stock on the Record Date will receive one non-transferable basic subscription right.  Each basic subscription right entitles holders to purchase 0.6808 shares of the Company’s common stock at a purchase price of $1.28 per share.  Shares of the Company’s common stock that are not subscribed for under the basic subscription rights will be offered to each rights holder that exercises its basic subscription rights in full at the same purchase price per share, as provided in the prospectus.

Rights offering materials, including a prospectus and the subscription rights certificates, will be mailed on or about July 16, 2009 to eligible stockholders. The prospectus will contain important information about the rights offering, and stockholders are urged to read the prospectus carefully when available. A registration statement relating to these securities has been filed with the SEC and was declared effective on July 8, 2009.

As previously announced, shareholders wishing to exercise their rights must return their completed certificate along with the applicable funds as directed, on or before July 31, 2009, the expiration date, at 5:00 pm Eastern Daylight Time, unless extended by the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.  The rights offering will be made only by means of a prospectus. When available, copies of the prospectus may be obtained from the Company’s Information Agent, Georgeson Inc., 199 Water Street, New York, New York 10038 by telephone at (212) 806-6859 (call collect) or 800-279-5722 (toll-free) or by email at pharmacyclics@georgeson.com.  If you have any questions related to this Rights Offering please contact the Information Agent under the same number or call the company directly, Ramses Erdtmann VP of Finance, at 408-215-3325.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune mediated disease and cancer. The purpose of the Company is to create a profitable business by generating income from products it develops, licenses and commercializes, either with one or several potential partners or alone as may best forward the economic interest of its stakeholders. Pharmacyclics strives to generate collaborations that allow it to retain valuable territorial rights and simultaneously fast forward the clinical development and commercialization of its products.  Presently, Pharmacyclics has four product candidates in clinical development and two product candidates in pre-clinical development. The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.  We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.